EXHIBIT I

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                  SBC COMMUNICATIONS INC. AS OF OCTOBER 6, 1999

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director, advisory director and executive officer of SBC Communications Inc. ("SBC"), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with SBC.

   Name                  Present Principal Occupation or Employment
   ----                  ------------------------------------------

Directors
---------

Edward E. Whitacre, Jr.  Chairman of the Board and Chief Executive Officer
Royce S. Caldwell        President - SBC Operations
Clarence C. Barksdale    Vice Chairman, Board of Trustees, Washington University
James E. Barnes          Chairman of the Board, President and Chief
                             Executive Officer, MAPCO Inc., Retired
August A. Busch, III     Chairman of the Board and President,
                             Anheuser-Busch Companies, Inc.
Ruben R. Cardenas        Partner, Cardenas, Whitis & Stephen, L.L.P.
William P. Clark         Chief Executive Officer, Clark Company
Martin K. Eby, Jr.       Chairman of the Board and Chief Executive
                             Officer, The Eby Corporation
Herman E. Gallegos       Independent Management Consultant
Jess T. Hay              Chairman, HCB Enterprises Inc., Chairman of
                             the Texas Foundation for Higher Education
Bobby R. Inman           United States Navy, Retired
Charles F. Knight        Chairman and Chief Executive Officer, Emerson Electric
                             Co.
Mary S. Metz             President, S.H. Cowell Foundation
Toni Rembe               Partner, Pillsbury Madison & Sutro LLP
S. Donley Ritchey        Managing Partner, Alpine Partners
Joyce M. Roche           Independent Consultant
Richard M. Rosenberg     Chairman and Chief Executive Officer
                             (Retired), BankAmerica Corporation
Carlos Slim Helu         Chairman of the Board, Telefonos de Mexico, S.A. de
                             C.V.
Patricia P. Upton        President and Chief Executive Officer, Aromatique, Inc.

Advisory Director
-----------------

Gilbert F. Amelio        President and Founder, AmTech, LLC

Executive Officers
------------------

Edward E. Whitacre, Jr.  Chairman of the Board, President and Chief Executive
                             Officer
Royce S. Caldwell        President - SBC Operations
Cassandra C. Carr        Senior Executive Vice President - External Affairs
J. Cliff Eason           President - SBC International
James D. Ellis           Senior Executive Vice President and General Counsel
Charles E. Foster        Group President - SBC

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Karen Jennings           Senior Vice President - Human Resources
James S. Kahan           Senior Vice President - Corporate Development
Donald E. Kiernan        Senior Vice President, Treasurer and Chief Financial
                             Officer
Stanley T. Sigman        President and Chief Executive Officer - SBC Wireless
                             Inc.






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